SAFEGUARD HEALTH ENTERPRISES, INC.

                           SUBSIDIARIES OF THE COMPANY




The subsidiaries of Safeguard Health Enterprises, Inc., a Delaware corporation, are as follows:


1.     Safeguard  Health  Plans,  Inc.,  an  Arizona  corporation
2.     Safeguard  Health  Plans,  Inc.,  a  California  corporation
3.     Safeguard  Health  Plans,  Inc.,  a  Colorado  corporation
4.     Safeguard  Health  Plans,  Inc.,  a  Florida  corporation
5.     Safeguard  Health  Plans,  Inc.,  a  Kansas  corporation
6.     Safeguard  Health  Plans,  Inc.,  a  Missouri  corporation
7.     Safeguard  Health  Plans,  Inc.,  a  Nevada  corporation
8.     Safeguard  Health  Plans,  Inc.,  an  Ohio  corporation
9.     Safeguard  Health  Plans,  Inc.,  an  Oklahoma  corporation
10.    Safeguard  Health  Plans,  Inc.,  a  Texas  corporation
11.    Safeguard  Health  Plans,  Inc.,  a  Utah  corporation
12.    Guards  Dental,  Inc.,  a  California  corporation
       (A wholly owned subsidiary of Safeguard Health Plans, Inc., a California corporation)
13.    SafeHealth  Life  Insurance  Company,  a  California  corporation


                                  EXHIBIT 21.1
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